EXHIBIT 4.1

April 20, 1998

Interactive Data
14 Wall Street, 11th Floor
New York, NY  10005


April 20, 1998


Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, IL 60181


   Re:    Van Kampen American Capital
          Global Energy Trust, Series 5,
          Banking Trust, Series 2,
          Morgan Stanley High-Technology 35 Index Trust, Series 2
          (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-49215

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President



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